UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2012

Cole Corporate Income Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-166447	27-2431980
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
The information pertaining to the property acquisition set forth under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.
On November 8, 2012, Cole ID Roanoke VA, LLC, a Delaware limited liability company, and a wholly-owned subsidiary of Cole Corporate Income Trust, Inc. (the “Company”), entered into an agreement of purchase and sale with FR NLF 11, LLC (the "Seller"), which is not affiliated with the Company, its advisor or affiliates. Pursuant to the terms of the agreement of purchase and sale, the Company agreed to purchase a 399,182 square foot industrial property (the “Property”), located in Roanoke, Virginia for a gross purchase price of approximately $23.5 million, exclusive of closing costs. The Property was constructed in 2003 and is 100% leased to Elizabeth Arden, Inc.

Item 2.01    Completion of Acquisition of Disposition of Assets
The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.01.
The Company, through its wholly-owned subsidiary, acquired the Property from the Seller on November 9, 2012. The principal provisions of the lease terms for the major tenant at the Property are set forth in the following table:

	% of Total		Current	Base Rent
	Rentable	Renewal	Annual	per
Tenant	Square Feet	Options (1)	Base Rent	Square Foot	Lease Term (2)
Elizabeth Arden, Inc.	100%	2/5 yr.	$1,708,499	$4.28	11/9/2012	9/30/2023

(1)	Represents number of renewal options and the term of each option.
(2)	Represents lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancellable lease term.
The purchase of the Property was funded with proceeds from the Company’s ongoing public offering of common stock. In connection with the acquisition, the Company paid an affiliate of Cole Corporate Income Advisors, LLC, the Company’s advisor, acquisition fees of approximately $470,000.
In evaluating the Property as a potential acquisition, including the determination of an appropriate purchase price, the Company considered a variety of factors, including the condition and financial performance of the Property; the terms of the existing lease and the creditworthiness of the tenant; the Property's location, visibility and access; age of the Property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; and neighborhood growth patterns and economic conditions. There are no plans for any renovations, improvements or development of the Property. The Company believes the Property is adequately insured.

Item 8.01     Other Events

Distributions

On November 8, 2012, the Company’s board of directors authorized a daily distribution, based on 365 days in the calendar year, of $0.001780821 per share (which equates to approximately 6.50% on an annualized basis calculated at the current rate, assuming a $10.00 per share purchase price) for stockholders of record as of the close of business on each day of the period commencing on January 1, 2013 and ending on March 31, 2013. The payment date for each of the daily distributions of the period commencing on January 1, 2013 and ending on January 31, 2013 will be in February 2013. The payment date for each of the daily distributions of the period commencing on February 1, 2013 and ending February 28, 2013 will be in March 2013. The payment date for each of the daily distributions of the period commencing on March 1, 2013 and ending on March 31, 2013 will be in April 2013.

Renewal of Advisory Agreement

On November 8, 2012, the Company’s board of directors approved a one-year renewal of the Advisory Agreement with Cole Corporate Income Advisors, LLC, the Company's advisor. As a result of the renewal, the Advisory Agreement is extended through November 30, 2013, and may be renewed for an unlimited number of successive one-year periods thereafter.

Item 9.01    Financial Statement and Exhibits

(a) Financial Statements of Businesses Acquired.

Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed on or before January 26, 2013, which date is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(c) Shell Company Transactions

None.

(d) Exhibits

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2012	COLE CORPORATE INCOME TRUST, INC.
	By:	/s/ Gavin B. Brandon
	Name:	Gavin B. Brandon
	Title:	Vice President of Accounting
Principal Accounting Officer

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